Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: John Robison

(309) 693-5846

John_Robison@rlicorp.com

www.rlicorp.com

RLI’s A+ (Superior) rating reaffirmed by A. M. Best

PEORIA, ILLINOIS, May 4, 2007, RLI Corp. (NYSE:RLI) — Financial rating agency A. M. Best Company yesterday reaffirmed its A+ (Superior) financial strength rating for RLI’s principal insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company.

In its release, the rating agency cited “RLI’s superior capitalization, outstanding long-term profitability and financial flexibility” and the insurer’s “ability to generate strong operating results through strict underwriting discipline and rate adequacy.”

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets.  RLI operates in all 50 states from 25 office locations.  The company’s talented associates have delivered underwriting profits in 26 of the last 30 years, including the last 11.  RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ (Superior) by A.M. Best Company and A+ (Strong) by Standard & Poor’s.

For additional information, contact Treasurer John Robison at (309) 693-5846 or at john_robison@rlicorp.com or visit our website at www.rlicorp.com.

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